Exhibit 99.1

Quepasa Corporation Announces Third Quarter 2011 Results

NEW HOPE, PA – November 14, 2011 – Quepasa Corporation (NYSE Amex: QPSA),  the best place to meet new people on the web and mobile devices, today reported its financial results for the third quarter ended September 30, 2011.

On November 10, 2011, Quepasa Corporation and Insider Guides, Inc., owner of social network myYearbook.com merged. The third quarter results for Quepasa Corporation are provided, as well as certain combined pro forma operating results and metrics for Quepasa and myYearbook. The combined pro forma results give effect to the merger as if it had been completed on January 1, 2010.  The combined pro forma  financial information is for informational purposes only and does not purport to present what our results would actually have been had the merger actually occurred on the dates presented or to project our results for any future period.  Certain operating metrics for myYearbook also are included below to provide relevant information regarding myYearbook’s financial and operating trends.

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Quepasa revenue for the third quarter was $1.5 million, down 46% from the $2.7 million recorded in the same period in 2010.  Quepasa year-to-date revenue through the third quarter was $5.6 million, up 32% from the $4.2 million for the same period in 2010.

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Quepasa net loss for the quarter was $3.5 million, an increase of $3.2 million from a loss of $0.3 million in the same period in 2010.  Quepasa EBITDA loss for the third quarter of 2011, excluding transaction costs of $0.7 million, was $1.5 million, a $2.9 million decrease from the $1.4 million of EBITDA, for the same period in 2010.

●	Quepasa registered users grew to 39.5 million, up 90.1% from the 20.7 million reported in the third quarter of 2010.

●	Quepasa active social networking users (MAU) averaged 1.6 million for the third quarter of 2011, down 32% from the 2.4 million recorded for the same period in 2010 (excludes Quepasa Games).

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Quepasa Games monthly active users averaged 2.7 million during the third quarter of 2011, an increase of 42% over the 1.9 million MAU reported in the second quarter of 2011. Quepasa Games total installs grew to 5.1 million, up 141% over the second quarter of 2011.

●	Combined Quepasa and myYearbook registered users grew to 74.2 million, up 50% from the 49.4 million reported in the third quarter of 2010.

●	Quepasa and myYearbook combined MAU averaged 4.5 million for the third quarter of 2011, down 2% from the 4.6 million for the same period of 2010.

“With the myYearbook merger complete, we are poised to deliver significant benefits to our shareholders, users and employees,” commented CEO John Abbott.   “myYearbook provides immediate revenue scale and an impressive track record of engaging social discovery users.  We are eager to move toward a single platform, and leverage our combined strengths to build and monetize a global audience.   In the third quarter, we were also pleased to see continued growth in Quepasa Games business, with a 141% increase in new installs over the previous quarter.”

“myYearbook had a strong third quarter. myYearbook third quarter revenue set at an all-time high, and myYearbook was profitable at the bottom line for the quarter," notes COO, Geoff Cook. "Revenue from myYearbook was up 26% over the prior year period and 10% sequentially to $8.0 million. Meanwhile, myYearbook monthly active users was up 29% over the prior year period and 17% sequentially to 2.9 million. I look forward to furthering growth through the integration with Quepasa. We intend to leverage the myYearbook technology platform to expedite mobile releases, enhance monetization, and realize our vision of building the global leader in social discovery.”

Third-Quarter Highlights and Strategic Announcements:

●	Quepasa recorded 579 million page views in the third quarter of 2011, an increase of 29% over the 450 million recorded in the same period of 2010.

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Quepasa announced the signing of a global publishing contract with long-time partner Viximo to manage the localization, marketing and publishing of Wonderful City across Viximo’s 15 social networking platforms, serving 150 million monthly unique visitors.

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In the third quarter, myYearbook was recognized as the #1 company on the Deloitte Greater Philadelphia region Fast 50 list and #26 on the Deloitte Fast 500 for the United States.  It was also recognized as #394 on the Inc. 500 list of fastest growing technology companies in the United States.  Geoff Cook, Quepasa COO and President, Consumer Internet Division was also honored as the recipient of the Ernst & Young Greater Philadelphia region Entrepreneur of the Year for 2011.

Third Quarter Financial Details and Operating Summary

Quepasa revenue for the third quarter was $1.5 million, down 46% from the $2.7 million from the same period in 2010. The net decrease is primarily due to delays in the execution of advertising campaigns and is partially offset by an increase of approximately $0.5 million in games revenue from our first internally developed game, Wonderful City. Quepasa year-to-date revenue through the third quarter was $5.6 million, up 32% from the $4.2 million for the same period in 2010.  (See “Important Disclosures,” below, regarding revenue sources.)

Quepasa net loss for the quarter was $3.5 million or 21 cents per basic and diluted share, a decrease of $3.2 million from a loss of $0.3 million or 3 cents per basic and diluted share in the same period in 2010.  Net income includes significant non-cash expenses that are excluded from EBITDA, as discussed below.

Quepasa cash and cash equivalents increased $0.9 million to $14.4 million at September 30, 2011, from $13.5 million at December 31, 2010, and increased $14.0 million from September 30, 2010. The sequential and year-over-year increases are predominantly the result of proceeds received from our sale of Series A preferred stock in September 2011 and our December 2010 stock offering, respectively.

Quepasa EBITDA loss excluding, transaction costs for the third quarter of 2011 was $1.5 million, a $2.9 million decrease from the $1.4 million of EBITDA reported for the same period in 2010.  (See important discussion about the presentation of EBITDA and EBITDA excluding transaction costs, a non-GAAP financial measure, and a reconciliation to the most directly comparable GAAP financial measure, below).

Summary Financial Information and Operational Metrics

		Quepasa	myYearbook
3Q11 Financial Highlights (millions)
Revenue – Advertising		$0.9	$7.0
Revenue – Virtual Currency		0.6	1.0
Revenue – Total		1.5	8.0
Net Income(Loss)		(3.5)	0.3
EBITDA		(2.1)	1.2
EBITDA (excluding transaction expense)		(1.5)	1.6

YTD 2011 Financial Highlights (millions)
Revenue – Advertising		$4.7	$18.2
Revenue – Virtual Currency		0.9	3.2
Revenue – Total		5.6	21.4
Net Loss		(7.3)	(0.1)
EBITDA		(3.5)	2.6
EBITDA (excluding transaction costs)		(2.4)	3.2

Q3 Web and Mobile Metrics (millions)	Combined
Registered Users – New in Q311	3.3	1.4	1.9
Registered Users – Cumulative	74.2	39.5	34.7
Monthly Active Users (MAU) - Average	4.5	1.6	2.9
Visits	290.9	30.2	260.7
Page Views	7,711.4	578.7	7,132.7

Quepasa Games Metrics (millions)
Wonderful City Installs – New	3.0	3.0	n/a
Wonderful City Installs – Cumulative	5.1	5.1	n/a
Wonderful City – MAU Average	2.7	2.7	n/a

Reconciliation of GAAP Net Income (Loss) to EBITDA (Loss) and EBITDA (Loss) Excluding Transaction Costs

	For the Three Months Ended		For the Three Months Ended			For the Three Months Ended
	September 30, 2011	Per Basic and Diluted Share	September 30, 2010	Per Basic Share	Per Diluted Share	June 30, 2011	Per Basic and Diluted Share

Net Income (Loss) Allocable to Common Shareholders	$(3,512,812)	$(0.21)	$(346,048)	$(0.03)	$(0.02)	$(2,319,439)	$(0.14)
Interest expense	151,780	0.01	151,500	0.01	$0.01	151,219	0.01
Depreciation and amortization of property and equipment	139,637	0.01	62,310	0.00	$0.00	218,740	0.01
Amortization of stock based compensation	1,040,657	0.06	1,580,590	0.12	$0.08	964,610	0.06
EBITDA (loss)	$(2,180,738)	$(0.13)	$1,448,352	$0.11	$0.08	$(984,870)	$(0.06)
Acquisition Expenses	727,590	0.04	-	-	-	67,160	0.00
EBITDA (loss)excluding transaction costs	$(1,453,148)	$(0.09)	$1,448,352	$0.11	$0.08	$(917,710)	$(0.06)

Weighted Average Number of Shares Outstanding, Basic	16,665,781		12,982,326			16,037,343

Weighted Average Number of Shares Outstanding, Diluted	16,665,781		18,614,946			16,037,343

	For the Nine Months Ended		For the Nine Months Ended
	September 30, 2011	Per Basic and Diluted Share	September 30, 2010	Per Basic and Diluted Share	Per Diluted Share

Net Income (Loss) Allocable to Common Shareholders	$(7,349,252)	$(0.45)	$(4,948,962)	$(0.38)	$(0.27)
Interest expense	452,985	0.03	452,104	0.03	$0.02
Depreciation and amortization of property and equipment	494,837	0.03	255,153	0.02
Amortization of stock based compensation	2,878,501	0.18	4,704,693	0.36	$0.25
EBITDA (loss)	$(3,522,929)	$(0.22)	$462,988	$0.04	$0.02
Acquisition Expenses	1,170,360	0.07	-	-	-
EBITDA (loss)excluding transaction costs	$(2,352,569)	$(0.14)	$462,988	$0.04	$0.02

Weighted Average Number of Shares Outstanding, Basic	16,248,978		12,951,513

Weighted Average Number of Shares Outstanding, Diluted	16,248,978		18,643,195

QUEPASA CORPORATION AND SUBSIDIARY
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2011	2010
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$14,448,947	$13,546,572
Accounts receivable, net of allowance of $11,800 and $16,000, at September 30, 2011 and December 31, 2010, respectively	3,197,202	1,361,024
Notes receivable - current portion, including $15,455 and $3,633 of accrued interest, at September 30, 2011 and December 31, 2010, respectively	469,199	314,221
Restricted cash	275,000	275,000
Other current assets	193,010	113,841
Total current assets	18,583,358	15,610,658

Goodwill	3,887,974	-
Property and equipment, net	621,829	645,728
Notes receivable - long-term portion	-	156,079
Other assets, net of accumulated amortization of $173,437 and $0, at September 30, 2011 and December 31, 2010, respectively	157,149	40,324
Total assets	$23,250,310	$16,452,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable, includes $216,480 and $0 due to Techfront at September 30, 2011 and December 31, 2010, respectively	$619,860	$286,990
Accrued expenses	881,098	414,249
Deferred revenue	185,768	-
Accrued dividends	219,455	278,750
Unearned grant income	9,838	12,364
Total current liabilities	1,916,019	992,353

Notes payable and accrued interest, net of unamortized discount of $1,428,847 and $1,643,241, at September 30, 2011 and December 31, 2010, respectively	6,721,087	6,272,545
Total liabilities	8,637,106	7,264,898

COMMITMENTS AND CONTINGENCIES (see Note 7)

STOCKHOLDERS’ EQUITY :
Preferred stock, $.001 par value; 5,000,000 shares authorized; 1,000,000 and 25,000 shares of Series A convertible preferred stock issued and outstanding at September 30, 2011 and December 31, 2010	1,000	25
Common stock, $.001 par value; authorized - 50,000,000 shares; 16,670,781, shares issued and outstanding at September 30, 2011 and 15,287,280 shares issued and outstanding at December 31, 2010	16,672	15,287
Additional paid-in capital	188,444,951	175,276,319
Accumulated deficit	(173,446,141)	(166,096,889)
Accumulated other comprehensive income	(403,278)	(6,851)
Total stockholders’ equity	14,613,204	9,187,891
Total liabilities and stockholders’ equity	$23,250,310	$16,452,789

QUEPASA CORPORATION AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

REVENUES	$1,469,100	$2,721,760	$5,554,310	$4,199,846
OPERATING EXPENSES:
Sales and marketing	302,401	221,311	877,498	602,205
Product development and content	1,744,062	977,788	5,398,556	2,832,005
Games expenses	676,978	-	969,197	-
General and administrative	1,983,028	1,628,488	4,720,962	4,926,641
Depreciation and amortization	139,637	62,310	494,837	255,153
TOTAL OPERATING EXPENSES	4,846,106	2,889,897	12,461,050	8,616,004
LOSS FROM OPERATIONS	(3,377,006)	(168,137)	(6,906,740)	(4,416,158)
OTHER INCOME (EXPENSE):
Interest income	15,426	940	49,460	1,342
Interest expense	(151,780)	(151,500)	(452,985)	(452,104)
Other income	548	524	1,718	1,583
TOTAL OTHER INCOME (EXPENSE)	(135,806)	(150,036)	(401,807)	(449,179)
LOSS BEFORE INCOME TAXES	(3,512,812)	(318,173)	(7,308,547)	(4,865,337)
Income taxes	-	-	-	-
NET LOSS	$(3,512,812)	$(318,173)	$(7,308,547)	$(4,865,337)
Preferred stock dividends	-	(27,875)	(40,705)	(83,625)
NET LOSS ALLOCABLE TO COMMON SHAREHOLDERS	$(3,512,812)	$(346,048)	$(7,349,252)	$(4,948,962)

NET LOSS PER COMMON SHARE ALLOCABLE TO COMMON SHAREHOLDERS
BASIC AND DILUTED	$(0.21)	$(0.03)	$(0.45)	$(0.38)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC AND DILUTED	16,665,781	12,963,227	16,248,978	12,951,513

NET LOSS	$(3,512,812)	$(318,173)	$(7,308,547)	$(4,865,337)
Foreign currency translation adjustment	(427,901)	(924)	(396,427)	(513)
COMPREHENSIVE LOSS	$(3,940,713)	$(319,097)	$(7,704,974)	$(4,865,850)

Quarterly Conference Call

The Company plans to host a webcast/conference call to discuss its third quarter 2011 financial results on Monday, November 14, 2011, at 4:30 p.m. Eastern Time. The conference call can be accessed by dialing toll-free (877) 941-2069 (U.S.) or 1-480-629-9713 (international). To access the simultaneous webcast go to http://www.talkpoint.com/viewer/starthere.asp?Pres=137482, or visit the Investors section on the Company’s website at www.quepasacorp.com. A replay of the call will be available after 7:30 p.m. ET on the same day and until 11:59 p.m. ET December 14, 2011. Toll-free replay number: 1-877-870-5176, International replay number: 1-858-384-5517, Replay pin number: 4483351.

Press Contact:

Libby Langsdorf
Atomic PR
(212) 699-3649
libby.langsdorf@atomicpr.com

Investor Contact:

E. Brian Harvey
Vice President of Capital Markets and Investor Relations
Quepasa Corporation
(310) 801-1719
brian.harvey@quepasacorp.com
Follow us on StockTwits or Twitter at QuepasaCorp

About Quepasa Corporation

Quepasa Corporation (NYSE Amex: QPSA) is the best place to meet new people on the web and mobile devices. The Company operates leading social networking sites Quepasa.com and myYearbook.com, as well as Quepasa Games, a cross platform social game development studio. Quepasa.com and myYearbook.com make meeting new people fun and easy online and on your mobile phone by combining innovative social games, virtual goods, social applications, and a robust virtual currency to facilitate introductions and break the ice.  Quepasa has strong reach throughout the world, with a concentration across North and South America.  Quepasa is headquartered in New Hope, Pennsylvania with offices throughout the Americas. For more information about the Company, go to www.quepasacorp.com, or join for free at www.Quepasa.com or myYearbook.com.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding prospects for and accelerating growth,   leveraging the myYearbook technology platform, enhanced monetization, building the global leader in social discovery, prospects for mobile monetization in 2012, delivering significant benefits, moving to a single platform, and expansion into international markets. All statements other than statements of historical facts contained in this press release, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include Quepasa Games’ ability to develop other social games which users are attracted to, the risk that myYearbook and Quepasa.com users will be willing to purchase virtual currency for the various offerings, the effectiveness of the mobile software on smartphones and tablets, and the risk that the Quepasa and myYearbook businesses will not be integrated successfully. Further information on our risk factors is contained in our filings with the SEC, including the Form S-4/A filed on October 4, 2011. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Important Disclosures

●	Approximately 48% of Quepasa’s revenues for the three months ended September 30, 2011 came from one company of which a director of Quepasa is an officer or director.

Use of Non-GAAP Financial Information

EBITDA and EBITDA excluding transaction costs are not financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of Quepasa’s liquidity. Quepasa defines EBITDA as earnings (or loss) before interest expense, income taxes, depreciation and amortization, including amortization of non-cash stock-based compensation. Quepasa defines EBITDA excluding transaction costs as earnings (or loss) before interest expense, income taxes, depreciation and amortization, including amortization of non-cash stock-based compensation, and costs related to merger and acquisition transactions. Other companies (including the Company’s competitors) may define EBITDA differently. Quepasa excludes stock-based compensation because it is non-cash in nature. Quepasa presents EBITDA and EBITDA excluding transaction costs because it believes both to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in a similar industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of Quepasa nor is it intended to be predictive of potential future results. Investors should not consider EBITDA and or EBITDA excluding transaction costs in isolation or as substitutes for analysis of results as reported under GAAP. See “Reconciliation of GAAP Income (Loss) to EBITDA (Loss) and EBITDA (Loss) excluding transaction costs” for further information on this non-GAAP measure and reconciliation of GAAP Income (Loss) to EBITDA (Loss) and EBITDA (Loss) excluding transaction costs for the periods indicated.